Exhibit 99.1

Physicians Formula Holdings, Inc. Announces First Quarter 2008 Results and Reiterates Full Year 2008 Outlook

Company Achieves First Quarter 2008 Net Sales of $42.7 million and Net Income Per Diluted Common Share of $0.34

AZUSA, CA (May 5, 2008) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced financial results for the three months ended March 31, 2008.

Net sales for the first quarter of 2008 were $42.7 million, an increase of 19.6% from $35.7 million for the same period in 2007. Net income per diluted common share for the first quarter of 2008 was $0.34 on approximately 14.6 million diluted common shares and included a $0.02 per share non-cash charge for stock-based compensation, net of tax.  For the first quarter of 2007, net income per diluted common share was $0.30, and included a $0.03 per share non-cash charge for stock-based compensation, net of tax, and $0.01 per share of secondary offering costs, net of tax.

"We are very pleased with our strong first quarter net sales, which reflect the demand by our retail partners for existing products as well as the new products that form the foundation of the Company’s 2008 strategic initiatives. These include an extension of our successful Mineral Wear® line, a rejuvenation of our eye make-up category and the introduction of our new Organic wear™ line,” stated Ingrid Jackel, Chairwoman and CEO of Physicians Formula.  “Late in the quarter, we began our advertising, promotion and public relations activities to support our new products initiatives and we remain optimistic about their consumer appeal.”

U.S. Market Share Data ($ Share)

Based on retail sales data provided by ACNielsen, our approximate share of the masstige market, as we define it, was 8.0% for the 52 weeks ended March 22, 2008, or a gain of 10% when compared to 7.3% for the same period in the prior year.  We define the masstige market as products sold in the mass market channel under the following premium-priced brands: Physicians Formula, Almay, L’Oreal, Max Factor, Neutrogena, Revlon and Vital Radiance. AC Nielsen is an independent research entity and its data does not include Wal-Mart and Canada.

Outlook

While the Company remains cautious because of the soft consumer environment, it is reiterating its full year 2008 outlook and continues to expect net sales of between $123 million and $125 million, representing an increase between 10% and 12% over 2007.  In addition, the Company expects net income per diluted common share between $0.65 and $0.69, based on 14.9 million diluted common shares, representing an increase between 8% and 15% over 2007.  Included in the 2008 net income per diluted common share estimate is an approximate $0.11 non-cash charge for stock-based compensation, net of tax.

The Company expects to substantially increase its investment spend behind the Organic wear™ launch during the second quarter.  The Company also noted its business continues to be subject to seasonal variation with a strong “sell-in” period for its new products during the first and fourth quarters, as well as the focus on “sell-through” during the second and third quarters.

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time on Monday, May 5, 2008.  Participants may access the call by dialing 800-762-8779 (domestic) or 480-248-5081 (international).  In addition, the call will be webcast via the Company's Web site at www.physiciansformula.com, Investor Relations, where it will also be archived.  A telephone replay will be available through Monday, May 19, 2008.  To access the replay, please dial 800-406-7325 (domestic) or 303-590-3030 (international), passcode 3870668.

About Physicians Formula Holdings, Inc.

Physicians Formula is one of the fastest growing cosmetics companies operating in the mass market prestige, or "masstige", market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in approximately 27,000 stores throughout the U.S. including stores operated by Wal-Mart, Target, CVS, Walgreens and Kroger.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

PHYSICIANS FORMULA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except share data)

	Three Months Ended March 31,
	2008	2007

NET SALES	$42,661	$35,723
COST OF SALES	18,946	15,102
GROSS PROFIT	23,715	20,621
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,876	13,110
INCOME FROM OPERATIONS	8,839	7,511
INTEREST EXPENSE-NET	358	404
OTHER EXPENSE (INCOME)	87	(5)
INCOME BEFORE INCOME TAXES	8,394	7,112
PROVISION FOR INCOME TAXES	3,375	2,810
NET INCOME	$5,019	$4,302

NET INCOME PER COMMON SHARE:
Basic	$0.36	$0.31
Diluted	$0.34	$0.30

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	14,095,834	13,866,389
Diluted	14,579,437	14,537,147

PHYSICIANS FORMULA HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except share data)

	March 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3	$-
Accounts receivable, net of allowance for bad debts of $454 and $436	36,311	33,421
Inventories	27,856	31,648
Prepaid expenses and other current assets	1,834	1,781
Deferred income taxes	6,206	7,364
Total current assets	72,210	74,214
PROPERTY AND EQUIPMENT—Net	4,032	4,070
OTHER ASSETS—Net	1,136	1,174
INTANGIBLE ASSETS—Net	54,105	54,546
GOODWILL	17,463	17,463
TOTAL	$148,946	$151,467

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,176	$13,043
Accrued expenses	1,585	2,134
Trade allowances	7,041	5,001
Sales returns reserve	9,363	10,396
Income taxes payable	2,669	3,125
Line of credit borrowings	7,512	10,168
Current portion of long-term debt	2,625	3,000
Total current liabilities	39,971	46,867

DEFERRED COMPENSATION	804	829
DEFERRED INCOME TAXES	20,333	20,821
LONG-TERM DEBT	9,750	10,500

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Series A preferred stock, $.01 par value—10,000,000 shares authorized, no shares issued and outstanding at March 31, 2008 and December 31, 2007	-	-
Common stock, $.01 par value—50,000,000 shares authorized, 14,096,227 and 14,095,727 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	141	141
Additional paid-in capital	59,792	59,173
Retained earnings	18,155	13,136
Total stockholders' equity	78,088	72,450
TOTAL	$148,946	$151,467

(FACE/F)

Contact:	John Mills / Anne Rakunas
Integrated Corporate Relations, Inc.
(310) 954-1100